Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-257377) of our report dated March 2, 2022, on our audits of the consolidated financial statements of Elevation Oncology, Inc. as of December 31, 2021 and 2020 and for the years then ended, included in this Annual Report on Form 10-K of Elevation Oncology, Inc. for the year ended December 31, 2021.

/s/ CohnReznick LLP

Tysons, Virginia

March 2, 2022